THIRD AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This third amendment (this “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on September 20, 2019 (the “Execution Date”) by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of September 20, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five Funds: Overlay Shares Large Cap Equity ETF; Overlay Shares Small Cap Equity ETF; Overlay Shares Foreign Equity ETF; Overlay Shares Core Bond ETF; and Overlay Shares Municipal Bond ETF.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

LISTED FUNDS TRUST                FORESIDE FUND SERVICES, LLC

By:    /s/Gregory Bakken         By:    /s/ Mark Fairbanks
Name: Gregory Bakken                Name:    Mark Fairbanks
Title:     President                    Title:    Vice President

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ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of September 20, 2019

FUNDS

EventShares U.S. Policy Alpha ETF
Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF

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